                                                                     EXHIBIT 3.1



                               State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State







         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "CLIENTLOGIC HOLDING CORPORATION", CHANGING ITS NAME FROM "CLIENTLOGIC HOLDING CORPORATION" TO "CLIENTLOGIC CORPORATION", FILED IN THIS OFFICE ON THE FIRST DAY OF MARCH, A.D. 2000, AT 3 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



















                                             /s/ EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State
                                             AUTHENTICATION:     0290549
                                                       DATE:     03-01-00

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         CLIENTLOGIC HOLDING CORPORATION

--------------------------------------------------------------------------------

         The undersigned, being the Chief Financial Officer and Secretary of ClientLogic Holding Corporation, a Delaware corporation, hereby certifies the following:

         1. (a) The name of the corporation is ClientLogic Holding Corporation. (the "Corporation").

                  (b) The date of filing of the original Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") was September 25, 1998 and the name under which it was originally incorporated was CustomerOne Holding Corporation.

         2. This Amended and Restated Certificate of Incorporation amends and restates the Certificate OF Incorporation in its entirety.

         3. This Amended and Restated Certificate of Incorporation has been duly adopted by the unanimous written consent of the Board of Directors of the Corporation (the "Board of Directors") and by the written consent of the majority stockholder of the Corporation, in accordance with the provisions of Sections 141, 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), as applicable.

         4. The Certificate of Incorporation of the Corporation, as amended and restated hereby, shall upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, read in its entirety as follows:

                                  ARTICLE FIRST

                  The name of the Corporation is ClientLogic Corporation.

                                 ARTICLE SECOND

                  The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.




                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 03/01/2000
                                                          001104361 - 29484347

                                  ARTICLE THIRD

                  The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the DGCL. The Corporation will have perpetual existence.

                                 ARTICLE FOURTH

                  The total number of shares of stock which the Corporation shall have authority to issue is 375,000,000 shares of capital stock, classified as (i) 225,000,000 shares of class A common stock, par value $0.01 per share (the "Class A Common Stock"), (ii) 130,000,000 shares of class B common stock, par value $0.01 per share (the "Class B Common Stock," and collectively with the Class A Common Stock, the "Common Stock"), and (iii) 20,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

                  The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock, the Class A Common Stock and the Class B Common Stock are as follows:

         SECTION A. Provisions Relating to the Preferred Stock.

                  1. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences, rights, qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereafter prescribed.

                  2. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                           (a) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

                           (b) the number of shares to constitute the class or series and the designations thereof;

                           (c)      the preferences, and relative,
                  participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

                           (d) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                           (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

                           (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                           (g) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                           (h) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                           (i) such other special rights and protective provisions with respect to any class or series as may to the Board of Directors seem advisable.

                  3. The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

         SECTION B. Provisions Relating to the Class A Common Stock and the Class B Common Stock.

                  1. Dividends. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Class A Common Stock and the Class B Common Stock shall be entitled to receive dividends (payable in cash, stock or otherwise), and the Corporation shall pay dividends on the Class A Common Stock and the Class B Common Stock, as and when declared by the Board of Directors from statutory capital surplus, in such amount and in such form as the Board of Directors may from time to time determine. Except as hereinafter provided with respect to dividends consisting of shares of Class A Common Stock and Class B Common Stock, all dividends that the Board of Directors may declare from time to time on the Class A Common Stock and the Class B Common Stock shall be declared and paid in an equal amount per share on all shares of Class A Common Stock and Class B Common Stock then outstanding. Dividends consisting of shares of Class A Common Stock and Class B Common Stock shall be declared by the Board of Directors and shall be paid by the Corporation only as follows: (i) dividends consisting of shares of Class A Common Stock shall only be declared and paid to holders of shares of Class A Common Stock and dividends consisting of shares of Class B Common Stock shall only be declared and paid to holders of shares of Class B Common Stock; and (ii) the number of shares of Class B Common Stock declared and paid as a dividend with respect to each outstanding share of Class B Common Stock shall be equal to the number of shares of Class A Common Stock declared and paid as a dividend with respect to each outstanding share of Class A Common Stock.

                  2. Voting Rights. The holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive notice of and to attend all meetings of the stockholders of the Corporation and to vote together at all such meetings, except meetings at which only the holders of one class or series of shares of the Corporation's capital stock are entitled to vote separately as a class or series, as the case may be. At any meeting at which the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock are entitled to vote together, the shares of Class A Common Stock shall carry one vote per share and the shares of Class B Common Stock shall carry 25 votes per share. The holders of shares of Class B Common Stock shall be entitled to one vote per share held at any meeting of holders of shares of Class

         B Common Stock at which they are entitled to vote separately as a class. The holders of shares of Class A Common Stock shall be entitled to one vote per share at any meeting of holders of shares of Class A Common Stock at which they are entitled to vote separately as a class.


                  3.       Conversion of Shares of Class B Common Stock.

                           (a) Each share of Class B Common Stock shall be convertible at any time at the option of the holder thereof into one share of Class A Common Stock.

                           (b) Shares of Class B Common Stock will be converted automatically into shares of Class A Common Stock upon any transfer thereof, except (A) a transfer to Onex (as hereinafter defined) or any Affiliate (as hereinafter defined), director, officer or direct or indirect employee of Onex or (B) a transfer of 100% of the outstanding shares of Class B Common Stock to a purchaser who has offered to purchase all of the outstanding shares of Class A Common Stock for a per share consideration identical to, and otherwise on the same terms as, that offered for the shares of Class B Common Stock, provided that the shares of Class B Common Stock held by such purchaser thereafter shall be subject to the provisions of this paragraph 3. as if all references to Onex in this paragraph 3. were references to such purchaser.

                           (c) If any holder of shares of Class B Common Stock that is an Affiliate of Onex at the time of receipt of such shares ceases to be an Affiliate of Onex, the shares of Class B Common Stock held by such holder shall convert automatically into shares of Class A Common Stock on a one-for-one basis.

                           (d) If Onex and its Affiliates, collectively, cease to have the right, in all cases, to exercise the votes attached to, or to direct the voting of, any of the shares of Class B Common Stock held by Onex and its Affiliates, such shares of Class B Common Stock shall convert automatically into shares of Class A Common Stock on a one-for-one basis.

                           (e) If at any time the number of outstanding shares of Class B Common Stock shall represent less than 5% of the aggregate number of the outstanding shares of Common Stock, all of the outstanding shares of Class B Common Stock shall automatically be converted at such time into shares of Class A Common Stock.

                           (f) As used herein, (A) "Onex" includes Onex Corporation, any successor legal entity resulting from an amalgamation, merger, arrangement, sale of all or substantially all of the assets, or other business combination or reorganization involving Onex, provided that such successor legal entity beneficially owns directly or indirectly all shares of Class B Common Stock beneficially owned directly or indirectly by Onex immediately prior to such transaction, and is Controlled by the same Person or Persons that Controlled Onex prior to the consummation of such transaction; (B) a legal entity shall be deemed to be a "Subsidiary" of another legal entity if, but only if (1) it is Controlled directly or indirectly by such other entity, or such other entity and one or more legal entities each of which is Controlled by such other entity, or two or more legal entities each of which is Controlled by such other entity; or
                  (2) it is a Subsidiary of a legal entity that is such other entity's Subsidiary; (C) "Affiliate" means a Subsidiary of Onex or a legal entity Controlled directly or indirectly by the same Person that Controls Onex; (D) "Control" means beneficial ownership of, or Control or direction over, (i) securities carrying more than 50% of the votes that may be cast to elect directors if those votes, if cast, could elect more than 50% of the directors or (ii) if the entity in question is not a corporation, securities having the right to seat more than 50% of such entity's principal policy-making body; (E) a Person is deemed to beneficially own any security which is beneficially owned by a legal entity Controlled by such Person; and (F) "Person" means any natural person, other corporation, association, joint stock association, business trust, estate, cooperative, partnership, firm, trust, limited liability company, joint venture, political subdivision, instrumentality, or other entity and the heirs, executors, administrators, successors and permitted assigns of any such Person where the context requires. Notwithstanding the prior sentence, "Control" will be deemed to exist if 50% or more of the members of such policy-making body are obligated by contract or otherwise to vote in accordance with instructions from another entity. The Board of Directors shall determine, in the exercise of its good-faith judgment, whether an entity is Controlled by another for purposes of this Section 3.3. As used herein, "beneficial ownership" shall be determined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and applicable interpretations thereof.

                  4. Modification, Subdivision and Consolidation. Any modification to the provisions attaching to the Class A Common Stock or the Class B Common Stock, respectively, shall require the separate affirmative vote of two-thirds of the votes cast by the holders of shares of Class A Common Stock and Class B Common Stock, respectively, voting as a separate class. The Corporation may not subdivide or consolidate the shares of Class A Common Stock or the shares of Class B Common Stock without at the same time proportionately subdividing or consolidating the shares of the other class.

                  5. Rights on Dissolution. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its stockholders for the purpose of winding up its affairs, subject to the prior rights and preferences, if any, of the holders of the Preferred Stock, the holders of shares of the Class A Common Stock and Class B Common Stock then outstanding shall be entitled to receive the remaining property and assets of the Corporation ratably in proportion to the number of shares of both classes of Common Stock held by each holder.

         SECTION C.

                  1. Reclassification. This Amended and Restated Certificate of Incorporation is intended to, and shall, effect a reclassification of the common stock, par value $0.01 per share, of the Corporation (the "Old Common Stock") into Class A Common Stock in accordance with the provisions of this Section C (the "Reclassification"). Upon this Amended and Restated Certificate of Incorporation becoming effective in accordance with Section 103 of the DGCL (the "Effective Time"), each share of Old Common Stock that was issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof or any other Person be reclassified as one share of Class A Common Stock.


                  2. Exchange Procedures. As soon as practicable after the Effective Time, the Corporation shall, or shall cause its transfer agent to, mail to each holder of record (a "Record Holder") of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Old Common Stock (the "Old Certificates") (i) a letter of transmittal in appropriate and customary form (the "Letter of Transmittal") and (ii) instructions for the use of such letter of transmittal by such holder in effecting the surrender of the Old Certificate(s) that immediately prior to the Effective Time represented Old Common Stock in exchange for a stock certificate representing an equivalent number of shares of Class A Common Stock. Upon delivery of (i) an Old Certificate for cancellation as provided herein and (ii) the Letter of Transmittal, duly executed and delivered in accordance with its terms, the holder of such Old Certificate(s) shall be entitled to receive in exchange therefor a new stock certificate evidencing a number of shares of Class A Common Stock that is equal to the aggregate number of shares of Old Common Stock represented by the Old Certificate(s) surrendered, and the Old Certificate(s) so surrendered shall be cancelled. Until surrender of Old Certificates for exchange as contemplated by this Section C, each Old Certificate shall be deemed at any time after the Effective Time to represent a number of shares of Class A Common Stock that is equal to the number of shares of Old Common Stock formerly represented by such Old Certificate (as such number or class of shares may be hereafter from time to time changed by exchange, reclassification, subdivision, combination or cancellation of stock or rights of stockholders; herein, a "Fundamental Change"), and the holder thereof shall have all the rights and privileges of a holder of Class A Common Stock (as such stock may be hereafter from time to time changed by a Fundamental Change) under the DGCL, this Amended and Restated Certificate of Incorporation, as it may be further amended, and the Corporation's bylaws as in effect from time to time.

                  3. Exchange for Class B Common Stock. Any Record Holder shall have the right, until 5:00 P.M. Eastern Time on the date that is 15 days following the Effective Time (the "Election Time"), to elect to exchange each share of Class A Common Stock such Record Holder received as a result of the Reclassification into one share of Class B Common Stock; provided, however, that such holder may only elect to exchange all, and not less than all, of the shares of Class A Common Stock held by such holder into shares of Class B Common Stock. In order to effect such exchange, such Record Holder shall, not later than the Election Time, indicate his, her or its election to receive shares of Class B Common Stock in the space indicated in the Letter of Transmittal and deliver such Letter of Transmittal in accordance with its provisions by the Election Time. The Corporation, acting in good faith, shall determine whether or not any such Letter of Transmittal has been validly delivered by the Election Time, and neither the Corporation nor any officer, director, stockholder, employee, agent or representative thereof shall have any liability to any Record Holder, or such Record Holder's heirs, devisees, agents or representatives, for any failure of a Letter of Transmittal to be received by the Election Time or any determination made in good faith in respect thereof. Upon delivery of such Letter of Transmittal by a Record Holder in accordance with the provisions of this Section, such Record Holder shall be deemed from 5:00 P.M. Eastern Time on the date of receipt of such Letter of Transmittal at the address for delivery provided therein to hold a number of shares of Class B Common Stock that is equal to the number of shares of Old Common Stock previously represented by the stock certificate(s) surrendered with the Letter of Transmittal.

         SECTION D. General.

                  1. Subject to the foregoing provisions of this Amended and Restated Certificate of Incorporation, the Corporation may issue shares of Preferred Stock and shares of Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion, subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                  2. The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the Board of Directors or any duly authorized committee thereof. The Board of Directors, or a duly appointed committee thereof, shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights by resolution(s); provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

                                  ARTICLE FIFTH

                     Composition of the Board of Directors.

                  1. Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

                  2. The number of directors constituting the entire Board of Directors shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Commencing on the date on which this Amended and Restated Certificate of Incorporation becomes effective pursuant to the DGCL, the directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist as nearly as possible of one-third (1/3) of the total number of directors making up the entire Board of Directors. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders after the date on which this Amended and Restated Certificate of Incorporation becomes effective, the term of office of the initial Class II directors shall expire at the second annual meeting of stockholders after such date and the term of office of the initial Class III directors shall expire at the third annual meeting of stockholders after such date, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting after the date on which this Amended and Restated Certificate of Incorporation becomes effective, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equally as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

                  3. The term of a director elected to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other directors of the class for which the new directorship is created or in which the vacancy occurred.

                  4. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation and the resolutions adopted by the Board of Directors applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Fifth unless expressly provided by such terms.

                                  ARTICLE SIXTH

                  The directors of the Corporation shall have the power to adopt, amend, and repeal the bylaws of the Corporation.

                                 ARTICLE SEVENTH

                  No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any Person in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                 ARTICLE EIGHTH

                  To the extent permitted by law, the Corporation shall indemnify any Person who was, is, or is threatened to be made a party to a Proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, manager, member, venturer, proprietor, trustee, employee, agent or similar functionary of another Person, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Eighth is in effect. Any repeal or amendment of this Article Eighth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Eighth. Such right shall include the right to be paid by the Corporation expenses (including attorney's fees) incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including the Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

                  The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

                  As used herein, the term "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such a Proceeding, and any inquiry or investigation that could lead to such a Proceeding.

                                  ARTICLE NINTH

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
         (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Ninth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Ninth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the DGCL.

                                  ARTICLE TENTH

                  The Corporation expressly elects not to be governed by Section 203 of the DGCL.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, I, the undersigned, being the Chief Financial Officer and Secretary of the Corporation, have executed, signed and acknowledged this Amended and Restated Certificate of Incorporation as of the 1st day of March, 2000 and do certify that this is my act and deed and that the facts stated herein are true.


                                           /s/ Gene S. Morphis
                                           -------------------------------------
                                           Gene S. Morphis
                                           Chief Financial Officer and Secretary